Exhibit 99
JOINT FILING AGREEMENT

    In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 13, 2024.

Catalys Pacific Fund, LP
By: Catalys Pacific Fund GP, LP, its General Partner
By: Catalys Pacific, LLC, its General Partner

By:	/s/ Brian Taylor Slingsby
Name:	Brian Taylor Slingsby
Title:	Managing Director

Catalys Pacific Fund GP, LP
By: Catalys Pacific, LLC, its General Partner

By:	/s/ Brian Taylor Slingsby
Name:	Brian Taylor Slingsby
Title:	Managing Director

Catalys Pacific, LLC

By:	/s/ Brian Taylor Slingsby
Name:	Brian Taylor Slingsby
Title:	Managing Director

/s/ Brian Taylor Slingsby